UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 24, 2019

FUELCELL ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-14204	06-0853042
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	3 Great Pasture Road, Danbury, Connecticut	06810
	(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 825-6000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	FCEL	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01. Entry into a Material Definitive Agreement.

Amendment to Hercules Loan and Security Agreement

As previously disclosed, in April 2016, FuelCell Energy, Inc. (the “Company”) entered into a loan and security agreement with Hercules Capital, Inc. (“Hercules”).  The loan and security agreement was subsequently amended on September 5, 2017, October 27, 2017, March 28, 2018, August 29, 2018, December 19, 2018, February 28, 2019, March 29, 2019, May 8, 2019, and June 11, 2019 (as amended from time to time, the “Loan and Security Agreement”).

On July 24, 2019 (the “Effective Date”), the Company and each of its qualified subsidiaries, as “Borrower,” certain banks and other financial institutions, as “Lender,” and Hercules, as administrative agent for itself and Lender, entered into the tenth amendment to the Loan and Security Agreement (the “Tenth Amendment”).

In the Tenth Amendment, the “Amendment Period” is defined as the period from and after the Effective Date through the earlier of (i) September 30, 2019 and (ii) the occurrence of any event of default under the Tenth Amendment; provided, however, that in the event that the outstanding balance of the secured obligations (including accrued interest, fees, costs, and charges) has been paid down to an amount that is less than or equal to $5.0 million on or before September 30, 2019, the Amendment Period shall be extended automatically through the earlier of (i) October 22, 2019 and (ii) the occurrence of any event of default under the Tenth Amendment.

As of July 24, 2019, prior to the application of the payments to be made to Hercules as described below, the outstanding principal balance under the Loan and Security Agreement was approximately $11.5 million.

Under the Tenth Amendment, Borrower has agreed, among other things, to: (a) no later than July 25, 2019, pay Lender $4.0 million to be applied towards the outstanding balance of the loan; (b) from and after the Effective Date through the end of the Amendment Period, pay Lender, on the third trading day of each week (each, an “ATM Payment Date”) following a week in which the Company issues shares of its common stock under the At Market Issuance Sales Agreement, dated June 13, 2018, by and among the Company, B. Riley FBR, Inc. and Oppenheimer & Co. Inc. (the “Sales Agreement”), or any similar or replacement agreement (each such week, an “ATM Issuance Period”), an amount equal to 30% of the net proceeds, after deducting commissions and any offering-related expenses, of such issuances (“Net ATM Proceeds”), if any, received in cash by Borrower from such issuances, if any, during the ATM Issuance Period completed immediately prior to such ATM Payment Date, which amount shall be applied towards the outstanding balance of the loan; and (c) pay to Lender an interest-only payment on the outstanding principal balance of the loan at the term loan interest rate, which payment shall be due and payable on September 1, 2019; provided, however, that in the event the Amendment Period is extended to October 22, 2019 (as described above), Borrower shall pay to Lender an interest and amortization payment on the outstanding principal balance of the secured obligations at the term loan interest rate, which payment shall be due and payable on October 1, 2019.  Borrower has further agreed that interest at the default rate, which has been accruing from June 3, 2019, will continue to accrue and be due and payable, subject to the terms of the Tenth Amendment; provided, however, that in the event that all of the secured obligations are paid in full on or prior to the last day of the Amendment Period (as such may be extended as described above), Lender will fully and unconditionally waive its right to payment of accrued and unpaid default interest.

In addition, under the Tenth Amendment, Borrower has agreed to maintain Net ATM Proceeds, if any, in a deposit account that is subject to an account control agreement in favor of Hercules, to provide to Hercules a weekly guidance report regarding the anticipated amount of Net ATM Proceeds, if any, for each ATM Issuance Period during the Amendment Period, and to provide to Hercules a daily report of the actual Net ATM Proceeds received, if any, at the end of each business day of each ATM Issuance Period during the Amendment Period.

Finally, Hercules has waived Borrower’s compliance with certain financial reporting covenants and the minimum unrestricted cash balance covenant set forth in the Loan and Security Agreement, in each case from the Effective Date through the end of the Amendment Period.  Any failure by Borrower to timely perform any of the obligations under the Tenth Amendment will constitute an event of default under the Loan and Security Agreement.  Upon any failure by Borrower to timely perform any of the obligations under the Tenth Amendment, Hercules will be permitted to issue a notice of default with respect to such an event of default and any other defaults that may exist, whether arising prior to the Effective Date or otherwise.

All other covenants and agreements set forth in the Ninth Amendment to the Loan and Security Agreement (filed as an exhibit to the Current Report on Form 8-K filed by the Company on June 12, 2019) that are not expressly modified by the Tenth Amendment remain in full force and effect.

The foregoing summary of the terms of the Tenth Amendment is qualified in its entirety by reference to the full text of the Tenth Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01. Other Events.

As of July 24, 2019, the Company may sell up to approximately $29.3 million of common stock under its at-the-market sales plan (under the Sales Agreement referenced above), subject to contractual requirements, trading windows and market conditions.  As previously disclosed, the Company currently intends to use some or all of the net proceeds from the sale of common stock under its at-the-market sales plan, if any, to pay down debt, including, but not limited to, the Hercules facility described above (which has an interest rate of 10.90% and a maturity date of April 1, 2020) and the loan from NRG Energy Inc. (which has an interest rate of 8.5% and a maturity date of August 9, 2019).  Under the Hercules facility, interest at the default rate of 5% per annum (in addition to the current interest rate) has been accruing from June 3, 2019 and will continue to accrue and be due and payable; provided, however, that, in the event that all of the secured obligations are paid in full on or prior to the last day of the Amendment Period (as defined above and as such may be extended as described above), Hercules will fully and unconditionally waive its right to payment of accrued and unpaid default interest.  As disclosed in Item 1.01 of this Current Report on Form 8-K, under the Tenth Amendment to the Hercules Loan and Security Agreement, the Company is required, during the Amendment Period (as defined above), to pay 30% of the net proceeds of any sales of common stock under its at-the-market sales plan to Hercules. To the extent any such proceeds are not used to pay down debt, the Company intends to use such proceeds for project development, project financing, working capital support and general corporate purposes. Management will have broad discretion in the allocation of the net proceeds from sales of common stock under its at-the-market sales plan, if any, for any purpose, and investors will be relying on the judgment of management with regard to the use of any such proceeds.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

10.1

Tenth Amendment to Loan and Security Agreement, dated July 24, 2019, by and among FuelCell Energy, Inc., Versa Power Systems, Inc., Versa Power Systems Ltd., Hercules Capital, Inc. and Hercules Funding II, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUELCELL ENERGY, INC.

Date: July 25, 2019	By:	/s/ Michael S. Bishop
Michael S. Bishop
Executive Vice President and Chief Financial Officer